UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2005

Axeda Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26287	23-2763854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Oxford Road, Mansfield, Massachusetts	02048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 337-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Axeda Systems Inc. (the “Company”) issued a press release on Friday, March 25, 2005 reporting that the Company has been granted continued inclusion on The Nasdaq SmallCap Market by a Nasdaq Listing Qualifications Panel (the “Panel”) under an exception to the stockholders’ equity/market value of listed securities/net income requirement and the minimum bid price requirement, as set forth in Nasdaq Marketplace Rules 4310(c)(2)(B) and 4310(c)(4).

This continued inclusion on The Nasdaq SmallCap Market is pursuant to the following exception:

•	On or before April 30, 2005, the Company must publicly announce that it plans to report stockholders’ equity of at least $2,500,000 as of March 31, 2005 on an actual (not pro forma) basis.

•	If, on or before April 30, 2005, the Company evidences stockholders’ equity of at least $5,000,000, then the Company will have an extension through August 15, 2005 to evidence compliance with the $1.00 closing bid price requirement, and immediately thereafter, a closing bid price of at least $1.00 per share for at least ten consecutive business days (or such longer period required by Nasdaq to demonstrate the Company’s ability to maintain long-term compliance with the minimum bid price requirement).

•	If the Company does not evidence stockholders’ equity of at least $5,000,000 on or before April 30, 2005, then the Company must evidence compliance with the $1.00 closing bid price requirement on or before June 30, 2005 and a closing bid price of at least $1.00 per share for at least ten consecutive business days (or such longer period required by Nasdaq to demonstrate the Company’s ability to maintain long-term compliance with the minimum bid price requirement).

•	The Company’s financial statements contained in all periodic reports filed with the Securities and Exchange Commission and Nasdaq for reporting periods ending on or before April 30, 2006 must evidence stockholders’ equity of at least $2,500,000.

If the Company fails to evidence stockholders’ equity of at least $2,500,000 or otherwise fails to satisfy any other requirement for continued listing, then the Panel will promptly conduct a written or oral hearing with respect to the failure and render a determination with respect to the Company’s continued listing on The Nasdaq SmallCap Market, which could result in a delisting of the Company’s common stock. The Panel will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity threshold until the Company has demonstrated an ability to sustain compliance with the rule.

The Panel has reserved the right to reconsider the terms of the exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on The Nasdaq SmallCap Market inadvisable or unwarranted.

Beginning with the open of business on March 28, 2005, the character “C” will be appended to the Company’s trading symbol to identify the Company’s conditional listing. The Company’s trading symbol will be changed from XEDA to XEDAC. The “C” will be removed from the symbol upon confirmation of the Company’s compliance with the terms of the exception and all other criteria for continued listing.

The Nasdaq Listing and Hearing Review Council (the “Listing Council”) may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review the decision, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated March 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXEDA SYSTEMS INC.
(Registrant)

Date: March 25, 2005	By:	/s/ Karen F. Kupferberg
Karen F. Kupferberg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated March 25, 2005.